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                                                                   Exhibit 23(e)



                      CONSENT OF DANIELSON ASSOCIATES INC.
                      ------------------------------------

        We hereby consent to the reference to our name appearing herein under the captions entitled "Summary," "The Merger--Background of and Reasons for the Merger; Recommendation of the FCNB Board" and "The Merger--Opinion of Financial Advisor to FCNB." We further consent to the use of our letter to the Board of Directors of FCNB Corp concerning the fairness of the financial terms of the proposed merger, appearing as Appendix B to the Proxy Statement/Prospectus contained herein.

                                                /s/ Jon D. Holtaway
                                                --------------------------
                                                Jon D. Holtaway, Principal
                                                Danielson Associates Inc.

Rockville, Maryland
November 9, 2000